As filed with the Securities and Exchange Commission on August 6, 2002
Registration No. 333-67526

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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DELTAGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3260659
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

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Deltagen, Inc.
740 Bay Road
Redwood City, California 94063
(650) 569-5100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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William Matthews, Ph.D.
Chairman And Chief Executive Officer
Deltagen, Inc.
740 Bay Road
Redwood City, California 94063
(650) 569-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Alan Talkington, Esq.
Orrick, Herrington & Sutcliffe LLP
400 Sansome Street
San Francisco, California 94111
(415) 392-1122
(415) 773-5759 (Fax)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Registration No. 333-67526) (the “Registration Statement”) on which Deltagen, Inc. (the “Registrant”) registered 1,282,514 shares of common stock of the Registrant (the “Securities”) to be offered and sold by certain selling stockholders of Registrant described in the Registration Statement (the “Selling Stockholders”).

The Securities and Exchange Commission declared the Registration Statement effective on August 27, 2001. As of the date hereof, the Registrant believes that a portion of the Securities covered by the Registration Statement have not been sold by the Selling Stockholders. The Registrant had an obligation pursuant to a merger agreement to maintain the effectiveness of the Registration Statement only until July 31, 2002 and desires that the Registration Statement no longer be considered effective with respect to any unsold Securities. Accordingly, this Post-Effective Amendment is being filed to deregister all unsold Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on August 5, 2002.

DELTAGEN, INC.

/s/ JOHN E. BURKE
John E. Burke Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*/s/ WILLIAM MATTHEWS William Matthews, Ph.D.	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2002

*/s/ RICHARD H. HAWKINS Richard H. Hawkins	Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2002

Constantine E. Anagnostopoulos	Director

David W. Beier	Director

/s/ PHILIPPE CHAMBON, M.D., PH.D. Philippe Chambon, M.D., Ph.D.	Director	August 5, 2002

Edward E. Penhoet	Director

*/s/ THOMAS A. PENN Thomas A. Penn	Director	August 5, 2002

*/s/ F. NOEL PERRY F. Noel Perry	Director	August 5, 2002

*/s/ WILLIAM A. SCOTT William A. Scott	Director	August 5, 2002

*By: /s/ AUGUSTINE G. YEE Attorney-in-fact

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